EXHIBIT 10.9


THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES, BLUE SKY OR OTHER APPLICABLE LAWS OF ANY STATE, OR ANY OTHER RELEVANT JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT IS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL SECURITIES LAWS, THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION OR (B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION, OR (B) THE OBLIGOR SHALL HAVE BEEN SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

                     CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$200,000 - Principal Amount                    Issue Date - December 2, 2003

    FOR VALUE RECEIVED, Crdentia Corp., a Delaware corporation ("Obligor"), hereby promises to pay jointly to the order of Professional Staffing Resources, Inc., a Georgia corporation and Nursing Services Registry of Savannah, Inc, a Georgia corporation (collectively with any successors or assigns, "Holder"), in lawful money of the United States, the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance from time to time, as set forth below.

    Subject to the conversion provisions set forth herein, in satisfaction of its obligations hereunder, Obligor shall make monthly payments to the credit card companies listed on Exhibit A ("Third Party Holders") in connection with certain indebtedness incurred by Holder prior to the date hereof (the "Credit Card Indebtedness"). Obligor shall make such monthly payments in an amount equal to the total minimum monthly payments due to the Third Party Holders with respect to the Credit Card Indebtedness (the "Minimum Payments") when such Minimum Payments are due and shall continue to make such Minimum Payments until the Credit Card Indebtedness is satisfied in full. Any part of the Minimum Payments that constitutes interest on the Credit Card Indebtedness shall constitute an interest payment on this Note and any part of any Minimum Payment in excess of the interest payments on the Credit Card Indebtedness shall constitute a prepayment on the principal on this Note. Any payments made by Holder or affiliates on the Credit Card Indebtedness shall not offset or reduce any payments owed by Obligor to Holder. Payments on this Note shall be deemed delinquent if the Minimum Payments are not made by Obligor to the Third Party Holders within thirty (30) days of their respective due dates.

    This Note may be prepaid, in whole or in part, at any time without premium or penalty. All prepayments on this Note shall be applied first to the payments of the accrued and unpaid interest and then to the reduction of the principal balance hereof (applied equally among all remaining principal installments hereunder). Any principal prepayments made by Obligor may be made directly to Holder or to the Third Party Holders on behalf of Holder.

    In the event that Holder or its affiliates pays off all or any portion of the Credit Card Indebtedness, the interest rate on this Note shall be adjusted to a simple rate of eight percent (8%) per annum, simple interest and calculated on the basis of the number of days actually elapsed, and the payment terms shall be adjusted so that principal and interest with respect to such amount of the Credit Card Indebtedness shall be due and payable in sixty (60) consecutive equal monthly installments, commencing one (1) month following the payoff of the Credit Card Indebtedness; provided, if such Credit Card Indebtedness payoff occurs prior to December 1, 2004, monthly payments of interest only on the outstanding principal balance shall be due and payable for each month until December 1, 2004, and commencing January 1, 2005, payments of interest and principal shall ratably be due and payable over the remaining term. Further, the adjusted principal and interest payments shall be delinquent if not received by Holder within ten
(10) business days following the due date thereof.

    The outstanding principal balance (plus any accrued and unpaid interest on the date thereon, if any) on this Note shall be converted at Holder's option and in Holder's sole discretion into shares of Obligor's Common Stock (the "Common Stock") upon delivery of written notice by Holder to Obligor. The number of shares of Common Stock shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus any accrued and unpaid interest on this Note on the date of conversion, if any by (b) the Conversion Price. For purposes of this Note, the "Conversion Price" shall mean the closing price of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board
(the "OTCBB") or other national stock exchange on the date of such conversion. Notwithstanding the foregoing, in the event that Obligor's Common Stock is not traded on the OTCBB or other national stock exchange on the date of such conversion, the "Conversion Price" shall be the fair market value of Obligor's Common Stock as determined in good faith by Obligor's board of directors, which Conversion Price so determined shall be delivered in writing to Holder, who shall have 10 business days after receipt thereof to withdraw the notice of conversion. In the event of any such withdrawal, the notice of conversion shall be void ab initio.

    No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Obligor will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this Note into such equity securities, Holder shall surrender this Note, duly endorsed, at the principal offices of Obligor or any transfer agent for Obligor. At its expense, Obligor will, as soon as practicable thereafter, issue and deliver to Holder a certificate for the number of shares of equity securities to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into such equity securities, Obligor will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal and interest amounts.

    If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day.

    The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Obligor's Senior Debt. For purposes of this Note, "Senior Debt" shall mean, except as otherwise provided herein: (a) any indebtedness of Obligor (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof): (i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Obligor; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Obligor, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. Notwithstanding anything herein to the contrary, Senior Debt shall not include any indebtedness of Obligor (or of any subsidiary of Obligor ) incurred as seller financing in connection with acquisitions of temporary nurses staffing companies or travel nurse companies consummated prior to or following the date hereof.
Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this Note if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. Holder shall execute, at or following the date hereof, as the case may be, all subordination documents required by the holders of Senior Debt necessary to effectuate the terms of the foregoing.

    In the event that Obligor (a) fails to make payment on any date for payment herein above specified of any principal and/or interest due hereunder on such date, (b) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (c) an involuntary petition is filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof, Obligor shall be deemed to be in default hereunder. In the event of such default, Holder may, at Holder's option and in Holder's sole discretion, ten (10) business days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

    The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

    Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor (but not notice of default). No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This
Note is being delivered in and shall be construed in accordance with the laws of the State of California as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

    The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by Obligor and each and every endorser or guarantor if any, to the fullest extent permitted by law.

    Notwithstanding anything to the contrary contained herein, the total liability for payments hereunder in the nature of interest shall not exceed the limits imposed by applicable interest rate limitation laws.

    The provisions of this Note are intended by Obligor to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

    If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Holder.

    Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

    If to Holder:     12107 Leuders Lane
                      Dallas, Texas  75230
                      Attention:  Cynthia Permenter

    If to Obligor:    Crdentia Corp.
                      Attention: James D. Durham
                      455 Market Street, Suite 1220
                      San Francisco, California  94105

    with a copy to:   Steven G. Rowles, Esq.
                      Morrison & Foerster LLP
                      3811 Valley Centre Drive, Suite 500
                      San Diego, California  92130

Any payment shall be deemed made upon receipt by Holder. Each of Holder or Obligor may change her or its address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

    This Note is a renewal, extension and restatement of that certain Amended and Restated Short-Term Promissory Note executed by PSR Nurses, Ltd. (the "Partnership") in favor of Holder on July 1, 2003 (the "Prior Note"). Upon Holder's acceptance of this Note, the Prior

Note shall be concurrently surrendered to Obligor for cancellation and neither Obligor, the Partnership nor Holder shall have any continuing rights or obligations thereunder.

OBLIGOR:	                CRDENTIA CORP.,
                                a Delaware corporation
                                By:	/s/ James D. Durham
                                   James D. Durham
                                   Chief Executive Officer


HOLDER:	                        PROFESSIONAL STAFFING RESOURCES, INC.,
	                        a Georgia corporation
                                By:	/s/ Cynthia Permenter
                                Name:	Cynthia Permenter
                                Title:	President


	                        NURSING SERVICES REGISTRY OF SAVANNAH, INC.,
                                a Georgia corporation
                                By:	/s/ Cynthia Permenter
                                Name:	Cynthia Permenter
                                Title:	President